Exhibit 10.8

PERFORMANCE UNIT AGREEMENT

                                         , Amgen Inc. Grantee:

On this              day of                      (the “Grant Date”), Amgen Inc., a Delaware corporation (the “Company”), pursuant to its Performance Award Program (the “Program”) which implements the Amended and Restated 1991 Equity Incentive Plan (the “Plan”), has granted to you, the grantee named above,                      performance units (the “Units”) on the terms and conditions set forth in this Performance Unit Agreement (this “Agreement”), the Plan, the Program and the Resolutions (as defined below). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Program.

I. Performance Cycle. The Performance Cycle shall begin on January 1, 200     and end on December 31, 200    .

II. Value of Units. The value of each Unit is equal to the closing price of a share of Common Stock on the Grant Date.

III. Performance Goals. Up to 225% of the Units shall be earned, depending on the extent to which the Company achieves objectively determinable performance goals established by the Compensation and Management Development Committee (the “Committee”) pursuant to those certain Resolutions of the Compensation and Management Development Committee of the Board of Directors of Amgen Inc., adopted on                     , regarding the Performance Award Program (the “Resolutions”). The Units earned shall be calculated in accordance with the Resolutions and the Program.

IV. Form and Timing of Payment. Subject to Section X and except as set forth in the Program, any Units earned pursuant to Section III above shall be paid by the fifteenth day of the third month following the tax year containing the last day of the Performance Cycle, in shares of Common Stock based on a 30-day average trading price of the Common Stock ending seven trading days immediately preceding the Determination Date, which payment schedule is intended to comply with the “short-term deferral” exemption provided under Code (as defined below) Section 409A and cause the Units not to constitute “nonqualified deferred compensation” (within the meaning of Code Section 409A). In the event that, for any reason, any Units are deemed to constitute “nonqualified deferred compensation” notwithstanding the foregoing, then, with respect to any such Units, the specified payment date applicable to such Units shall be the year immediately following the end of the Performance Cycle. Shares of Common Stock issued in respect of a Unit shall be deemed to be issued in consideration of past services actually rendered by you to the Company or an Affiliate or for its benefit for which you have not previously been compensated or for future services to be rendered, as the case may be, which the Company deems to have a value at least equal to the aggregate par value thereof.

V. Issuance of Certificates; Tax Withholding. All payments made pursuant to Section IV above shall be subject to withholding of all applicable taxes, based on the minimum statutory withholding rates for federal, state and local tax purposes, including any employment taxes resulting from the vesting of the Units (the “Tax Obligations”). You hereby agree that you will satisfy the Tax Obligations resulting from the vesting of the Units by authorizing, and you hereby authorize, the Company to withhold from the shares of Common Stock otherwise deliverable to you as a result of the vesting of the Units in accordance herewith, a number of shares having a fair market value less than or equal to the Tax Obligations. Any shares of Common Stock withheld by the Company hereunder shall not be deemed to have been issued by the Company for any purpose under the Plan and shall remain available for issuance thereunder. The number of shares of Common Stock tendered by you pursuant to this subsection shall be determined by the Company and be valued at the fair market value of the Common Stock on the date the Tax Obligations arise. To the extent that the number of shares tendered by you pursuant to this subsection is insufficient to satisfy the Tax Obligations, you hereby authorize the Company to deduct from your compensation the additional amount necessary to fully satisfy the Tax Obligations. If the Company chooses not to deduct such amount from your compensation, you agree to pay the Company, in cash or by check, the additional amount necessary to fully satisfy the Tax Obligations. You agree to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section V. Notwithstanding Section IV above, no certificates representing the shares of Common Stock shall be delivered to you unless and until you have satisfied your obligations with respect to the full amount of all federal, state and local tax withholding or other employment taxes applicable to you resulting from the payment of the Units earned.

VI. Nontransferability. No benefit payable under, or interest in, this Agreement or in the shares of Common Stock that may become issuable to you hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, your or your beneficiary’s debts, contracts, liabilities or torts; provided, however, nothing in this Section VI shall prevent transfer (i) by will, (ii) by applicable laws of descent and distribution or (iii) to an Alternate Payee to the extent that a QDRO so provides, as further described in the Program.

VII. No Contract for Employment. This Agreement is not an employment or service contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company, or of the Company to continue your employment or service with the Company.

VIII. Notices. Any notices provided for in this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at such address as is currently maintained in the Company’s records or at such other address as you hereafter designate by written notice to the Secretary of the Company.

IX. Resolutions, Plan and Program. This Agreement is subject to all the provisions of the Resolutions, the Plan and the Program and their provisions are hereby made a part of this Agreement and incorporated herein by reference, including without limitation the provisions of Sections 7 and 10(d) of the Plan (relating to stock bonuses) and Section 11 of the Plan (relating to adjustments upon changes in the Common Stock), and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Resolutions, the Plan and the Program, the provisions of the Plan shall control. Notwithstanding any provision of this Agreement or the Program to the contrary, any earned Units paid in cash rather than shares of Common Stock shall not be deemed to have been issued by the Company for any purpose under the Plan.

X. No Compensation Deferral. The Units are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (together with the regulations and official guidance promulgated thereunder, the “Code”). However, if at any time the Committee determines that the Units may be subject to Section 409A, the Committee shall have the right, in its sole discretion, and without your prior consent to amend the Program as it may determine is necessary or desirable either for the Units to be exempt from the application of Section 409A or to satisfy the requirements of Section 409A, including by adding conditions with respect to the vesting and/or the payment of the Units, provided that no such amendment may change the Program’s “performance goals,” within the meaning of Section 162(m) of the Code, with respect to any person who is a “covered employee,” within the meaning of Section 162(m) of the Code. Any such amendment to the Program may in the Committee’s sole discretion apply retroactively to this award of Units.

XI. Provisions Applicable to Participants in Foreign Jurisdictions. Notwithstanding any provision of this Agreement or the Program to the contrary, if you are employed by the Company or its Affiliates outside the United States or are subject to the laws of any foreign jurisdiction, your award of Units shall be subject to the following additional terms and conditions:

(a) the terms and conditions of your award of Units are deemed modified to the extent necessary to comply with applicable foreign laws;

(b) if applicable, the effectiveness of your award of Units is conditioned upon its compliance with any applicable foreign laws, regulations, rules or local governmental regulatory exemption and subject to receipt of any required foreign regulatory approvals;

(c) to the extent necessary to comply with applicable foreign laws, the payment of any earned Units shall be made in cash or Common Stock, at the Company’s election; and

(d) the Committee may take any other action, before or after an award of Units is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals.

Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no award of Units shall be granted, that would violate the Securities Act of 1933, as amended (the “Act”), Securities Exchange Act of 1934, as amended, the Code, or any other securities or tax or other applicable law or regulation. Notwithstanding anything to the contrary contained herein, the shares issuable upon vesting of the Unit shall not be issued unless such shares are then registered under the Act, or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

XI. Governing Law. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions thereof.

Very truly yours,

AMGEN INC.

By:
Name:
Title:

Accepted and Agreed,

this          day of                     , 2005.

By:
Name:

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